Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175276 on Form S-8 of our report dated March 30, 2012, relating to the consolidated financial statements and financial statement schedule of Responsys, Inc. and its subsidiaries (collectively, the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 30, 2012